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                                                                EXHIBIT 24.1

                             SECRETARY'S CERTIFICATE

         1. I hereby certify that I am the Secretary of West Coast Bancorp, an Oregon corporation ("Bancorp"), and that I have been duly appointed and am presently serving in that capacity in accordance with the Bylaws of said Bancorp.

         2. I further certify that attached as Exhibit A is a full, true and correct copy of resolutions adopted by the Board of Directors of Bancorp on the 15th day of February, 1996.

         I further certify that said resolutions are still in full force and effect and have not been revoked or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary of the Corporation, this 15th day of February, 1996.

                                                  /s/ Cora A. Hallauer
                                                 -----------------------------
                                                 Cora A. Hallauer
                                                 Secretary, West Coast Bancorp


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                              PROPOSED RESOLUTIONS
                            OF THE BOARD OF DIRECTORS
                                       OF
                               WEST COAST BANCORP

                       (FOR MEETING OF FEBRUARY 15, 1996)

                                    RECITALS

                       [WEST COAST BANCORP 401(k) PLAN AND
                          DEFERRED COMPENSATION PLANS]

         1. At a meeting of the Board of Directors (the "Board") of West Coast Bancorp ("Bancorp") held on January 25, 1996, the Board approved the preparation of a Registration Statement on Form S-8 for filing with the Securities and Exchange Commission ("SEC") to register shares under Bancorp's 401(k) Plan (the "401(k) Plan") and Directors Deferred Compensation Plan and Officers Deferred Compensation Plan (collectively, the "Deferred Compensation Plans").

          [1991 COMBINED INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN]

         2. At the Board meeting held on January 25, 1996, the Board further approved the preparation of a Registration Statement on Form S-8 for filing with the SEC to register additional shares under Bancorp's 1991 Combined Incentive and Nonqualified Stock Option Plan (the "1991 Option Plan").

         3. The Board has reviewed the draft Registration Statements on Form S-8 presented at this meeting and now deems it appropriate and in the best interests of Bancorp to take the necessary actions to register the additional shares of Bancorp's common stock authorized for issuance under the 401(k) Plan, the Deferred Compensation Plans and the 1991 Option Plan, and to comply with all state blue sky laws applicable to the respective plans.

         NOW, THEREFORE, BE IT RESOLVED,

                                   RESOLUTIONS

                     [SEC REGISTRATION AND BLUE SKY FILINGS]

         1. The proper officers of Bancorp, with the assistance of counsel, are hereby authorized to execute and file with the SEC, and any applicable state securities authorities, a Registration Statement on Form S-8, and any necessary amendments thereto, in substantially the form presented at this meeting, to cause the additional shares of Common Stock under the 1991 Option Plan to be properly registered or otherwise exempt from registration.

         2. The proper officers of Bancorp, with the assistance of counsel, are hereby authorized to execute and file with the SEC, and any applicable state securities authorities, a Registration Statement on Form S-8, and any necessary amendments thereto, in substantially the form presented at this meeting, to cause the shares of Common Stock under the Deferred Compensation Plans and the 401(k) Plan to be properly registered or otherwise exempt from registration.


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                               [POWER OF ATTORNEY]

         3. The proper officers of Bancorp are hereby authorized to execute a Power of Attorney for each Registration Statement, appointing Rodney B. Tibbatts, Victor L. Bartruff, Donald A. Kalkofen or Cora A. Hallauer to sign on behalf of Bancorp, the Registration Statements and all amendments and related documents, and to file the same with the SEC.

                                    [GENERAL]

         4. The proper officers of Bancorp are hereby authorized and directed to do and perform all such other acts and things, to pay all necessary fees, to sign all such documents and certificates and to take such other steps as may be necessary, advisable, convenient or proper to carry out the full intent of the foregoing Resolutions, and to comply fully with all applicable rules and regulations.

         5. For purposes of the foregoing Resolutions, the proper officers of Bancorp are Rodney B. Tibbatts, Victor L. Bartruff, Donald A. Kalkofen and Cora
A. Hallauer, with full power to act alone.